Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
   PharmaFrontiers Corp.
   The Woodlands, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated February 23, 2005 included herein for the two years ended December 31, 2004 and the period from January 22, 2003 (Inception) through December 31, 2004.

We also consent to the references to us under the heading "Experts" in such Document.


July 15, 2005

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas